Registration No. 333-279357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 12)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	8741	90-0687379
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901-1932

(321) 725-0090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Friedman

Chief Executive Officer

First Choice Healthcare Solutions, Inc.

95 Bulldog Blvd, Suite 202

Melbourne, Florida 32901

(321) 725-0090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Arthur S. Marcus, Esq.	Thomas J. Poletti, Esq.
Sichenzia Ross Ference Carmel LLP	Manatt, Phelps & Phillips LLP
1185 Avenue of the Americas, 31 Fl.	695 Town Center Drive, 14th Floor
New York, NY 10036	Costa Mesa, CA 92626
(212) 930-9700	(714) 371-2500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

EXPLANATORY NOTE

The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	A Selling Stockholder section is included in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the common stock registered pursuant to the Resale Prospectus prior to the closing of or concurrently with the initial public offering, the sales of our securities registered in the IPO Prospectus and the common stock registered in our Resale Prospectus may result in two offerings taking place sequentially or concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 17 of the IPO Prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-279357) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1***	Form of Underwriting Agreement

3.1***	Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Annex B to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.2***	Certificate of Amendment to Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

3.3***	Certificate of Designation for Series A Super Voting Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 10-K, filed with the SEC on April 15, 2025)

3.4***	Certificate of Designation for Series B Preferred Stock of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 10-K, filed with the SEC on April 15, 2025)

3.5***

Certificate of Designation for Series C Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1; No. 333-279357, as amended, originally filed with the Securities and Exchange Commission on May 13, 2024)

3.6***	By-laws of the Company (incorporated by reference to Annex C to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.7***

Form of Certificate of Designations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

4.1***	Form of Series D Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1***	Share Exchange Agreement dated December 29, 2010, by and between the Company, FCID Medical, Inc., and FCID Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2011)

10.2***	Loan and Security Agreement dated as of June 13, 2013, by and between C.T. Capital Ltd and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.3***

Asset Purchase Agreement dated January 25, 2024 by and between the Company and Leading Primary Care, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.4***	Stock Purchase Agreement dated July 20, 2023 by and between the Company and Gary C. Bernard, as amended by addendum dated May 5, 2024 (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.5+***	Employment agreement dated June 6, 2022 between the Company and Lance Friedman, as amended by the addendum dated March 1, 2024 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2024)

10.6+***

Employment agreement dated June 10, 2025 between the Company and Bradley D. Case (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2025)

10.8***	Form of Subscription Agreement between the Company and selling stockholders (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.9***	Warrant issued to Puritan Partners LLC (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.10***	Form of Warrant issued to Roderic Prat (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 11, 2025)

10.11***	Triple-net master lease agreement dated March 31, 2016 and termination order dated October 18, 2021 passed by the eighteenth judicial circuit court in Brevard County, Florida

10.12***	Form of Security Purchase Agreement for 10% OID Senior Secured Convertible Notes

10.13***	Form of Security Purchase Agreement for 35% OID Super Priority Senior Secured Convertible Notes

10.14***	Form of Security Purchase Agreement for 20% OID Unsecured Convertible Notes

21***	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2025)

23.1***	Consent of Bush & Associates CPA LLC relating to financial information of First Choice Healthcare Solutions, Inc.

23.2***	Consent of Bush & Associates CPA LLC relating to financial information of Pointe Medical Live Well group

23.3*	Consent of Sichenzia Ross Ference Carmel LLP (contained in its form of opinion filed as Exhibit 5.1 hereto)

24.1***	Power of Attorney (as seen on signature page herein)

99.1***	Consent of Director Nominee (Gary E. Stein)

99.2***	Consent of Director Nominee (Mara Jacobs)

99.3***	Consent of Director Nominee (James Hennig)

99.4***	Consent of Director Nominee and Executive Officer (Joseph Clemente)

107***	Filing Fee Table

* Filed herewith

*** Previously Filed

+ Indicates management contract or compensatory plan

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida on the 13th day of February 2026.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC. (Registrant)

By:	/s/ Lance Friedman
Name:	Lance Friedman
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance Friedman (with full power to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lance Friedman	Chief Executive Officer (Principal Executive Officer)	February 13, 2026
Lance Friedman

/s/ Lance Friedman	Principal Accounting Officer	February 13, 2026
Lance Friedman

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